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                                                                   EXHIBIT 11(a)


         [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]


                                                         June 30, 2004



Van Kampen High Income Corporate Bond Fund
One Parkview Plaza
Oakbrook Terrace, IL  60181

          Re:   Van Kampen High Income Corporate Bond Fund
              Registration Statement on Form N-14



Ladies and Gentlemen:


         We hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission.


                                                      Very truly yours,

                                                      /s/ Skadden, Arps, Slate,
                                                      Meagher & Flom LLP